Exhibit 5.1

919 Third Avenue New York, NY 10022 212 935 3000 mintz.com

April 19, 2024

Cyclacel Pharmaceuticals, Inc.

200 Connell Drive, Suite 1500

Berkeley Heights, NJ 07922

Ladies and Gentlemen:

We have acted as legal counsel to Cyclacel Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1/A (File No. 333-278197) (the “Registration Statement”) on April 19, 2024 under the Securities Act of 1933, as amended (the “Securities Act”), including a related preliminary prospectus filed with the Registration Statement (the “Prospectus”). The Registration Statement relates to the registration of (i) shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), (ii) common warrants (the “Common Warrants”) to purchase shares of the Company’s Common Stock, (iii) shares (the “Common Warrant Shares”) of the Company’s Common Stock issuable upon exercise of the Common Warrants, (iv) pre-funded warrants (the “Pre-Funded Warrants” and together with the Common Warrants, the “Warrants”) to purchase shares of the Company’s Common Stock and (v) shares (the “Pre-Funded Warrant Shares” and together with the Common Warrant Shares, the “Warrant Shares”) of the Company’s Common Stock issuable upon exercise of the Pre-Funded Warrants. The proposed maximum aggregate offering price of the Shares of Common Stock, Warrants and the Warrant Shares is $30,000,000. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission.

In connection with this opinion, we have examined and relied upon the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and such other corporate records, documents and agreements as we have considered necessary or appropriate for the purpose of rendering the opinions hereinafter set forth. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. Upon the basis of such examination, we advise you that in our opinion that (i) the Shares, when duly issued and sold by the Company as contemplated in the Registration Statement and the Prospectus, will be validly issued, fully paid, and non-assessable, (ii) the Warrants, when duly issued and sold by Company as contemplated in the Registration Statement and the Prospectus, will constitute the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency or other similar laws affecting creditors’ rights and to general equitable principles, and (iii) the Warrant Shares have been duly authorized and, when issued upon the due exercise of the Warrants, will be validly issued, fully paid, and non-assessable.

Our opinion is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares, the Warrants or the Warrant Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the Prospectus, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz Levin Cohn Ferris Glovsky and Popeo, PC

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

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